UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2009, Digimarc Corporation (“Digimarc”) entered into two joint venture agreements and a patent license agreement with the The Nielsen Company (US) LLC (“Nielsen”).  In connection with entering into these agreements, Digimarc and Nielsen terminated the Agreement, dated as of October 1, 2007, between Digimarc Corporation and Nielsen under which the parties had been operating since October 1, 2007 (the “Prior Agreement”), which Prior Agreement is superseded in its entirety by the terms of the new patent license agreement and the joint venture agreements described below.

Under the terms of the Patent License Agreement, dated as of June 11, 2009, between Digimarc and Nielsen (the “License Agreement”), Nielsen agrees to pay the following fees to Digimarc:  $2.0 million for the remainder of 2009; $3.6 million in 2010; $4.0 million in each of 2011, 2012 and 2103; and $1.15 million in 2014, and Digimarc grants to Nielsen a non-exclusive license to Digimarc patents for use within Nielsen’s business.  The License Agreement will commence on July 1, 2009 and continue until the expiration of the last to expire of the patents licensed under the License Agreement unless earlier terminated in accordance with the termination provisions of the License Agreement.

Under the terms of the Limited Liability Company Agreement of Newco 1, LLC, dated as of June 11, 2009, between Digimarc and Nielsen (the “Joint Venture I Agreement”), the parties have agreed to form a Delaware limited liability company to engage in the joint development of copyright filtering solutions, royalty/audit for online video and audio rights organizations, guilds or other organizations involved in reconciliation of royalties, residuals and other payments, and other related products (“Joint Venture I”).  Joint Venture I, which will be owned 51% by Digimarc and 49% by Nielsen, will commence on July 1, 2009 and will continue for a period of twenty-five (25) years, unless earlier terminated in accordance with the terms of the Joint Venture I Agreement.  Joint Venture I will be managed by a Members’ Committee to be made up of an equal number of representatives of each of Digimarc and Nielsen.  The day-to-day operations will be managed by the officers of Joint Venture I, the President of which will be designated initially by Digimarc, and the Chief Financial Officer of which will be designated initially by Nielsen, each subject to the approval of the other member.

Under the terms of the Joint Venture I Agreement, Digimarc grants, subject to previously licensed exclusive grants by Digimarc, a license to Digimarc patents and technology for use in Joint Venture I’s business at no cost to Joint Venture I.  Digimarc will provide technical and development services within the scope of Joint Venture I’s business for the following periods in the following minimum amounts:  $1.13 million for the remainder of 2009; $2.80 million in 2010; and $2.74 million in 2011, subject to adjustment for any development service fees paid to Digimarc by Joint Venture II, as defined below.  Nielsen will provide, pursuant to a license, access to data services, including syndicated research and meta-data, and a license to Nielsen patents and technology for use in Joint Venture I’s business, each at no cost to the Joint Venture.  The initial cash contribution of each of the members to Joint Venture I shall be an aggregate of $3,900,000 paid in quarterly installments from July 2009 through October 2011.

Under the terms of the Limited Liability Company Agreement of Newco 2, LLC, dated as of June 11, 2009, between Digimarc and Nielsen (the “Joint Venture II Agreement,” and together with the Joint Venture I Agreement, the “Joint Venture Agreements”), the parties have agreed to form another Delaware limited liability company to engage in the joint development of certain enhanced television offerings, and other related products (“Joint Venture II”).  Joint Venture II, which will be owned 51% by Nielsen and 49% by Digimarc, will commence on July 1, 2009 and will continue for a period of twenty-five (25) years unless earlier terminated in accordance with the terms of the Joint Venture II Agreement.  Joint Venture II will be managed by a Members’ Committee to be made up of an equal number of representatives of each of Nielsen and Digimarc.  The day-to-day operations will be managed by the officers of Joint Venture II, the President of which will be designated initially by Digimarc, and the Chief Financial Officer of which will be designated initially by Nielsen, each subject to the approval of the other member.

Under the terms of the Joint Venture II Agreement, Digimarc grants, subject to previously licensed exclusive grants by Digimarc, a license to Digimarc patents and technology for use in Joint Venture II’s business at no cost to Joint Venture II.  Digimarc will also provide technical and development services within the scope of Joint Venture II’s business, as determined by the Members’ Committee from time to time.  Any amounts paid to Digimarc for services rendered to Joint Venture II will be deducted from the minimum service fees that Joint Venture I is required to pay, but in no event will Digimarc receive less than approximately $6.7 million in the aggregate for development services rendered to Joint Venture I and Joint Venture II between now and December 31, 2011.  In the aggregate, the License Agreement and the Joint Venture Agreements provide Digimarc with revenues comparable to those under the Prior Agreement.  Nielsen will provide, pursuant to the terms of a license, access to data services, including syndicated research and meta-data, and a license to Nielsen patents and technology for use in Joint Venture II’s business, each at no cost to Joint Venture II.  Nielsen may also provide technical and development services to Joint Venture II at rates to be agreed upon between the members.  The initial cash contribution of each of the members to the Joint Venture shall be an aggregate of $2,800,000 paid in quarterly installments from July 2009 through October 2011.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Agreement, dated as of October 1, 2007, is incorporated into this Item 1.02 by reference.  Under the Prior Agreement, Digimarc licensed its patents for use in Nielsen’s audience measurement products and services and provided development services for Nielsen’s Digital Media Manager content identification and management system.  The Prior Agreement was terminated by mutual agreement of the parties and is superseded in its entirety by the terms of the License Agreement and the Joint Venture Agreements entered into by Digimarc and Nielsen on June 11, 2009.  Digimarc incurred no penalties in connection with the termination of the Prior Agreement.

Item 8.01 Other Events.

On June 15, 2009, Digimarc issued a press release announcing the joint ventures and license agreement with The Nielsen Company.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009

	By:	/s/ Robert P. Chamness
Robert P. Chamness
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 15, 2009.